SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2003

YARDVILLE NATIONAL BANCORP

(Exact name of issuer as specified in charter)

NEW JERSEY	0-26086	22-2670267
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690
(Address of principal executive offices)

(609) 585-5100
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On September 29, 2003, Yardville National Bancorp (the “Company”) announced the completion of the private sale of $10,000,000 aggregate liquidation amount of floating rate trust preferred securities by Yardville Capital Trust V, a wholly owned subsidiary of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Yardville National Bancorp Press Release dated September 29, 2003

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

YARDVILLE NATIONAL BANCORP

Date: September 30, 2003	By:	/s/ Stephen F. Carman

Stephen F. Carman
Vice President and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Yardville National Bancorp Press Release dated September 29, 2003